EXHIBIT 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Rockford Minerals Inc. (the “Company”) for the quarter ended April 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned Director and President and the principal accounting and financial officer of the Company each hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

June 20, 2013

/s/Gregory J. Neely
Gregory J. Neely, Principal Executive Officer, Director, President, Secretary, Treasurer, chief financial officer and principal accounting officer